UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 27, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 West 17th Street - 2nd Floor	10011
New York, New York	(Zip Code)
(Address of principal executive offices)

 Registrant's telephone number, including area code: +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

February 27, 2012

Item 2.02.            Results of Operations and Financial Condition.

The information contained in the Press Release issued by KIT digital, Inc. on February 27, 2012, including the reporting of preliminary results for the fourth quarter and year ended December 31, 2011, certain guidance for the first quarter of 2012, updated guidance for the full year of 2012, the intended transition of the company's secondary listing from the Prague Stock Exchange to the London Stock Exchange, recent inquiries made by parties interested in potentially purchasing the company, and the board's formation of a special committee to review opportunities that have arisen or may arise related to these strategic inquiries. A copy of this Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information in this current report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01.            Financial Statements and Exhibits.

(d)            Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

99.1	Press Release issued by KIT digital, Inc. on February 27, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: March 1, 2012	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman Chairman and Chief Executive Officer

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